Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 2 to Registration Statement No. 333-81391 of Comcast Corporation and its subsidiaries on Form S-3 of our reports dated February 22, 1999, appearing in the Annual Report on Form 10-K of Comcast Corporation and its subsidiaries for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP


September 14, 1999
Philadelphia, Pennsylvania